UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

SS&C Technologies Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34675	71-0987913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of SS&C Technologies Holdings, Inc. (the “Company”) held on June 2, 2011, the Company’s shareholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors as Class I directors, each to serve a term expiring at the 2014 annual meeting of shareholders.

	For	Withheld	Broker Non-Votes
Normand A. Boulanger	63,109,752	9,109,301	431,298
Campbell R. Dyer	60,357,088	11,861,965	431,298
David A. Varsano	71,836,057	382,996	431,298

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	59,231,015
Against:	12,953,818
Abstain:	34,220
Broker Non-Votes:	431,298

3. The shareholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every three years.

Every 1 Year:	20,500,393
Every 2 Years:	504,225
Every 3 Years:	51,200,265
Abstain:	14,170
Broker Non-Votes:	431,298

After taking into consideration the foregoing voting results, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every three years.

4. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 was ratified.

For:	72,455,670
Against:	192,287
Abstain:	2,394

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: June 7, 2011	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti Senior Vice President and Chief Financial Officer